CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-31540, 333-34648, 333-35024, 333-42308, 333-31450, 333-86951,
33-86930,  33-90392,  33-96620,  33-97490,  333-15519 and 333-55989), and in the
Registration  Statements  (Form  S-8  Nos.  333-94999,   333-34622,   333-35276,
333-40508,  333-94999,  333-92885,  333-87039,  33-41027,  33-80988,  333-13387,
33-80992, 33-94790, 333-13359, 333-34671, 333-13357, 333-55983 and 333-55991) of
PMC-Sierra, Inc. of our report, dated March 10, 2000 (June 13, 2000 as to the second paragraph of Note 9) on the financial statements of Malleable Technologies, Inc. for the years ended December 31, 1999 and 1998 and the period from July 31, 1997 (inception) to December 31, 1999, which report is included in this current report on Form 8-K for PMC-Sierra, Inc.

 /s/ Deloitte & Touche LLP

San Jose, California
August 4, 2000.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              PMC-SIERRA, INC.
                                              (Registrant)


Date:    August 04, 2000                      S/ JOHN W. SULLIVAN
         ---------------                      -------------------
                                              John W. Sullivan
                                              Vice President, Finance
                                              Chief Financial Officer (Principal
                                              Accounting Officer)